INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of First Trust Value Line(R) Dividend Fund:

We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-106392 of First Trust Value Line(R) Dividend Fund on Form N-2 of our report dated August 22, 2003, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.




August 22, 2003